SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 14, 2001

(Date of earliest event reported)

                                    UAL CORPORATION

   (Exact name of registrant as specified in its charter)

            Delaware                  1-6033           36-2675207

(State or other jurisdiction       (Commission      (I.R.S. Employer

     of incorporation)              File Number)     Identification No.)

1200 Algonquin Road, Elk Grove Township, Illinois              60007

(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code (847) 700-4000

Not Applicable

(Former name or former address, if changed since last report)

 ITEM 9.        Regulation FD Disclosure.

Douglas A. Hacker, Executive Vice President - Finance & Planning & Chief Financial Officer of UAL Corporation will be speaking February 15, 2001, at the 2001 Global Transportation Conference hosted by Deutsche Banc Alex. Brown. Mr. Hacker is scheduled to speak at 9:00 a.m. Eastern Time. His remarks will be webcast simultaneously on the Deutsche Bank web site. An on-line replay will be available on the same site through February 28, 2001.

http://www.db.com/transport2001

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       UAL CORPORATION

By:	/s/ Francesca M. Maher

                                        Name: Francesca M. Maher

                                       Title: Senior Vice President,

                                               General Counsel and

                                               Secretary

Dated: February 14, 2001